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                                                                   Exhibit 3-279
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                                                         THIS DATE FEB 25, 1986

KEN HECHLER                                      FILE IN DUPLICATE ORIGINALS
Secretary of State                               FEE: AS PER SCHEDULE ON PAGE 4
State Capitol, W-139       graphic omitted       - BUSINESS CORPORATION
Charleston, WV 25305                             (Stock for profit):
(304) 342-8000                                   Complete all items except 3A
                                                 -NON-PROFIT CORPORATION
                                                 (membership, nonstock):
                                              Complete all items except 3.B. & 7


                                  WEST VIRGINIA

                            ARTICLES OF INCORPORATION

                                       of


                     TRI STATE MOBILE MEDICAL SERVICES, INC.

The undersigned, acting as incorporator(s) of a corporation under Chapter 31,
Article 1, Section 27 of the West Virginia Code, adopt(s) the following Articles of Incorporation for such corporation:

     1. The undersigned agree to become a West Virginia corporation by the name of

          TRI STATE MOBILE MEDICAL SERVICES, INC.
           --------------------------------------------------------------------
          (The name of the corporation shall contain one of the words "corporation," "company," "incorporated," "limited" or shall contain an abbreviation of one of such words. (ss.31-1-11, W. Va. Code))

     2.   A.   The address at the physical location of the principal office of the corporation will be

               250 Roland Park Drive. street, in the city, town or village of
               Huntington  county of  Cabell  State of   West Virginia  Zip
               code  25705

               The mailing address of the above location, if different, will be ------------------------------------------------------------

                ---------------------------------------------------------------

          B. The address at the physical location of the principal place of business in West Virginia of the corporation, if different than the above address will be _____________ street in the city, town or village of _____________ , County, West Virginia,
               Zip Code _____________ The mailing address of the above location, if different, will be ---------------------
                ---------------------------------------------------------------

     3.   This corporation is organized as:

          A.   Non-stock, non-profit  -----------------------------------------

          or

          B. Stock for profit XX____________XX, and the aggregate value of the authorized capital stock of said profit corporation will be 5,000,00 dollars, which shall be divided into 1,000 shares of
               the par value of      5.00           dollars each. (If the
               shares are to be divided into
                (for state "without par value," if applicable)
               more than one class or if the corporation is to issue shares in any preferred or special class in series, additional statements are required within the articles of incorporation.)

     4. The period of duration of the corporation, which may be perpetual, is perpetual


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PLEASE DOUBLE SPACE: IF MORE SPACE IS NEEDED, USE ADDITIONAL SPACE ON PAGE 4
AND ADD PAGES.

     5. The purpose(s) for which this corporation is formed (which may be stated to be, or to include, the transaction of any or all lawful business for which corporations may be incorporated in West Virginia), is(are) as follows:

          To provide mobile diagnostic services, such as, but not limited to, X-ray, ultra sound, EKG, Pacemaker Checks, etc. and any and all such corporate activity allowable and legal in the state of West Virginia.

     6. The provisions for the regulation of the internal affairs of the corporation, which the incorporators elect to set forth in the articles of incorporation, are as follows.

          as per by-laws

     7. The provisions granting, limiting or denying preemptive rights to shareholders, if any, are as follows:

          as per corporate limits. Preemptive rights will be granted.



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     8.   The full name(s) and address(es) of the incorporator(s), including street and street numbers, if any, and the city, town or village, including the zip code, and the number of shares subscribed for by each is(are) as follows:

                                                            Number of Shares
          NAME                    ADDRESS                      (Optional)

          Richard F. Pulcrano     250 Roland Park Dr.     Huntington, WV, 25705

     9. The number of directors constituting the initial board of directors of the corporation is 2 and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders/members, or until their successors are elected and shall quality, are as follows:

          NAME                    ADDRESS

          Richard F. Pulcrano     250 Roland Park Dr. Huntington, WV, 25705

          Frank C. Pulcrano       same

     10. The name and address of the appointed person to whom notice or process may be sent is

          Richard F. Pulcrano     250 Roland Park Dr. Huntington, WV, 25705

                                ACKNOWLEDGEMENT

I(We), the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this "Articles of Incorporation".

     In witness whereof, I(we) have accordingly hereunto set my(our) respective hands this 25th day of February 1986.

     (All incorporators must sign below. Names and signatures must appear the same throughout the Articles of Incorporation). PHOTOCOPIES OF THE SIGNATURES OF THE INCORPORATORS AND THE NOTARY PUBLIC CANNOT BE ACCEPTED.)

/s/ [graphic of signature]
--------------------------                           --------------------------

STATE OF West Virginia

COUNTY OF  Kanawha

I, Donald R. Wilkes, a Notary Public, in and for the county and state aforesaid, hereby certify that (names of all incorporators as shown in item 8 must be inserted in this space by official taking acknowledgement)

/s/ Richard P. Pulcrano
--------------------------                           --------------------------

whose name(s) is(are) signed to the foregoing Articles of Incorporation, this day personally appeared before me in my said county and acknowledged his(her) (their) signature(s).

                                            My commission expires  March 1, 1995

                                                      /s/ [graphic of signature]
                            ---------------------------------------------------
                                                                 (Notary Public)

          SEAL
--------------------------

ARTICLES OF INCORPORATION PREPARED BY  Donald R. Wilkes, Director,
Corporations

Whose mailing address is Secretary of State of West Virginia

Official Form 501